COMMERCIAL NET LEASE REALTY, INC.
                        400 East South Street, Suite 500
                             Orlando, Florida 32801

                                March 29, 1996

To Our Stockholders:

      You are cordially invited to attend the annual meeting of stockholders of Commercial Net Lease Realty, Inc. on May 16, 1996 at 10:00 a.m. The directors and officers of the Company look forward to greeting you personally. Enclosed for your review are the proxy, proxy statement and notice of meeting for the annual meeting of stockholders.

      The Company has seen significant growth over the past three years. During this period, including the offering completed in early 1996, the Company has raised a total of $183.9 million of equity through the sale of 13,862,500 shares of common stock. The net proceeds of these offerings have been invested in additional net leased properties and have provided a significant equity base for the Company to build upon. As of February 28, 1996, the Company owned 166 properties representing an initial investment of $261 million compared with 41 properties and a $24 million investment three years ago. More importantly, we believe the property portfolio has grown in quality, as we have provided increased diversification by geography, tenant, and retail line of trade.

      This growth, we believe, requires corresponding corporate changes and, primarily for this reason, this year's proxy requests your vote on three proposals in addition to the usual vote for election of directors. The proposals generally are designed to amend the Company's governing documents and to increase the Company's authorized shares in order to facilitate the Company's future growth. These proposals also will affect your rights as stockholders, as discussed more fully in the enclosed proxy statement.

      To permit the Company to conduct additional public or private offerings, acquire additional properties and effect stock dividends or stock splits, the Board of Directors proposes to increase the number of authorized common shares of common stock from 30,000,000 to 50,000,000 shares. This will leave a significant number of shares available for issuance for purposes to be determined by the Board of Directors. Additionally, the Board of Directors proposes to authorize 15,000,000 preferred shares to provide the Company with increased access to the capital markets with a different cost profile relative to common shares.

      Lastly, the Board of Directors seeks your approval to amend the Company's Articles of Incorporation thereby providing the Company with increased flexibility in possible future amendments to the Articles. Currently, a two-thirds majority is required and we are seeking to change this to a simple majority. Since shares that are not voted count against the approval of proposed amendments, at times it can be difficult to get the required minimum votes cast without additional cost and delay.

      Since each of these three proposals in this proxy statement require a two-thirds majority, it is very important that you vote your shares. By doing so, the company can avoid the cost of having to solicit shareholders for their votes.

      The proposals included in this proxy statement reflect changes consistent with the Company's past growth and its anticipated future growth and success in the coming years. Therefore, the Board of Directors unanimously recommends that you vote to approve each of the proposals presented in this proxy statement.

Sincerely,

/s/JAMES M. SENEFF, JR.                         /s/ROBERT A. BOURNE
------------------------------                  ------------------------------
James M. Seneff, Jr.                            Robert A. Bourne
Chairman of the Board and                       Vice Chairman of the Board and
Chief Executive Officer                         Secretary/Treasurer





                        COMMERCIAL NET LEASE REALTY, INC.
                        400 East South Street, Suite 500
                             Orlando, Florida 32801


                 -----------------------------------------------

                    Notice of Annual Meeting of Stockholders
                             To Be Held May 16, 1996

                 -----------------------------------------------



      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of COMMERCIAL NET LEASE REALTY, INC. will be held at 10:00 a.m. local time, on May 16, 1996, at the Marriott Hotel, 400 West Livingston Street, Orlando, Florida, for the following purposes:

      1.    To elect six directors.

      2. To approve an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock from 30,000,000 to 50,000,000, including a corresponding 20,000,000 share increase in the authorized shares of Excess Stock.

      3. To approve an amendment to the Company's Articles of Incorporation authorizing the issuance of 15,000,000 shares of Preferred Stock, including a corresponding 15,000,000 share increase in the authorized shares of Excess Stock.

      4. To approve an amendment to the Company's Articles of Incorporation permitting the Company to amend the Articles of Incorporation upon the affirmative vote of a majority of votes entitled to vote at a meeting.

      5. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on February 23, 1996, will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof.

      Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. If you decide to attend the meeting you may revoke your Proxy and vote your shares in person. It is important that your shares be voted.

                                          By Order of the Board of Directors

                                          /s/ROBERT A. BOURNE
                                          ----------------------------------
                                          Robert A. Bourne
                                          Secretary

      March 29, 1996
      Orlando, Florida






                        COMMERCIAL NET LEASE REALTY, INC.
                        400 East South Street, Suite 500
                             Orlando, Florida 32801


                 -----------------------------------------------

                                 PROXY STATEMENT

                 -----------------------------------------------


      This Proxy Statement is furnished by the Board of Directors of Commercial Net Lease Realty, Inc. (the "Company") in connection with the solicitation by management of proxies to be voted at the annual meeting of stockholders to be held on May 16, 1996, and at any adjournment thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on February 23, 1996, will be entitled to vote.

      Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted FOR the election of directors. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (2) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (3) by attendance at the annual meeting and voting in person.

      Votes cast in person or by proxy at the annual meeting will be tabulated and a determination will be made as to whether or not a quorum is present. The Company will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

      Solicitation of proxies will be made primarily by mail. However, directors and officers of the Company also may solicit proxies by telephone or telegram or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. It is anticipated that this Proxy Statement and the enclosed proxy first will be mailed to stockholders on or about March 29, 1996.

      As of February 23, 1996, 15,688,672 shares of Common Stock of the Company were outstanding. Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the record date, officers and directors of the Company had the power to vote approximately 3.5% of the outstanding shares of Common Stock.





                                TABLE OF CONTENTS
                                -----------------

PROPOSAL I:       Election of Directors
                  Executive Compensation
                  Compensation Committee Report
                  Performance Graph

PROPOSAL II:      Amendment to the Company's Articles of Incorporation to
                  increase the number of authorized shares of Common Stock to 50,000,000 including a corresponding 20,000,000 share increase in the authorized shares of Excess Stock

PROPOSAL III:     Amendment to the Company's Articles of Incorporation to
                  authorize 15,000,000 shares of Preferred Stock including a corresponding 15,000,000 share increase in the authorized shares of Excess Stock

PROPOSAL IV:      Amendment to the Company Articles of Incorporation to permit future amendments to the Articles of Incorporation upon the affirmative vote of a majority of votes entitled to vote at a meeting

SECURITY OWNERSHIP

CERTAIN TRANSACTIONS

INDEPENDENT AUDITORS

OTHER MATTERS

PROPOSALS FOR NEXT ANNUAL MEETING

ANNUAL REPORT

APPENDIX A: Text of Amendments to Articles of Incorporation Regarding Proposals
            II and III




                                   PROPOSAL I
                              ELECTION OF DIRECTORS

NOMINEES

      The persons named below have been nominated by the Board of Directors for election as directors to serve until the next annual meeting of stockholders or until their successors shall have been elected and qualified. Mr. Lanier has been a director since April 1988 and Mr. Clark since 1991. Messrs. Bourne, Cox and Seneff became directors in June 1992. Mr. Hinkle became a director in June 1993. The table sets forth each nominee's name, age, principal occupation or employment during at least the last five years, and directorships in other public corporations.

      The Company's officers and directors have advised the Company that they intend to vote their shares of Common Stock for the election of each of the nominees. Proxies will be voted FOR the election of the following nominees unless authority is withheld.

Name and Age                  Background
------------                  ----------

Robert A. Bourne, 48          Mr. Bourne has served as Vice Chairman of the
                              Board, Secretary and Treasurer of the Company and CNL Realty Advisors, Inc. ("Realty Advisors") since February 1996. Additionally, he has served as a director of the Company since June 1992 and a Director of Realty Advisors since its inception in 1991. Previously, he served as President of the Company from July 1992 until February 1996 and as
                              President of Realty Advisors from 1991 until
                              February 1996. Realty Advisors is responsible for the day-to-day operation of the Company and performs certain other administrative services for the Company. See "Certain Transactions." Mr.
                              Bourne also serves as President of CNL Group, Inc.
                              In addition, Mr. Bourne is President, a director and a registered principal of CNL Securities
                              Corp., President and a director of CNL Investment
                              Company, President of CNL Realty Corp. and
                              President and a director of CNL Institutional
                              Advisors, Inc., a registered investment advisor.
                              All of such entities are affiliates of CNL Group, Inc., a privately held, diversified real estate company of which Realty Advisors is a wholly owned subsidiary. Since joining CNL Group, Inc. in
                              1979, Mr. Bourne has been active in the
                              acquisition, development and management of real estate projects throughout the United States. Mr.
                              Bourne formerly was a Certified Public Accountant with Coopers & Lybrand and a partner in the firm of Bourne & Rose, P.A.

Edward Clark, 76              Mr. Clark served as President of the Company from
                              1984 until July 1992. He has been a consultant to Golden Corral Corporation and to its parent corporation, Investors Management Corporation, a privately held corporation, on tax and financial matters since 1982. From 1966 to 1980, Mr. Clark, a certified public accountant, was a partner in the public accounting firm of Peat Marwick
                              Mitchell & Co.


Willoughby T. Cox, Jr., 69    Mr. Cox currently is a private real estate
                              investor.  From 1960 to 1985, Mr. Cox was a
                              Mortgage Loan Correspondent for the State of
                              Florida for Connecticut Mutual Life Insurance
                              Company. From 1978 through 1981, Mr. Cox also was employed as a Florida Agriculture Mortgage Loan
                              Correspondent for Aetna Life and Casualty
                              Insurance Company. He currently serves as the agricultural Loan Correspondent for the State of Florida for Batterymarch-AgriVest, the successor to the Agricultural Loan Department of Connecticut
                              Mutual Life Insurance Company. Mr. Cox is a former director of Orange State Bank, Landmark
                              Bank of Orlando and Atico Savings Bank and a former Vice Chairman of Pan American Bank of
                              Orlando. Mr. Cox has been involved in real estate related activities in Florida since 1950, including real estate brokerage, management, mortgage lending, appraisal and construction.

Clifford R. Hinkle, 47        Since 1991, Mr. Hinkle has been the President of
                              Flagler Capital Corporation, which provides financial advisory and investment consulting services. Additionally, Mr. Hinkle was a director of MHI Group, which owned and operated funeral homes and cemeteries, until November 1995 and was its Chief Executive Officer from April 1995 until
                              November 1995. From 1987 to 1991, Mr. Hinkle was the Executive Director of the State Board of Administration of Florida and managed over $40 billion in various trust funds.

Ted B. Lanier, 61             Mr. Lanier was the Chief Executive Officer of the
                              Triangle Bank and Trust Company, Raleigh, North
                              Carolina ("Triangle"), from January 1988 until
                              March 1991.  Mr. Lanier also was the Chairman of
                              Triangle from January 1989 until March 1991 and its President from January 1988 until January
                              1989. Since his retirement in 1991 as Chairman and Chief Executive Officer of Triangle, Mr.
                              Lanier has managed his personal investments.

James M. Seneff, Jr., 49      Mr. Seneff has been Chief Executive Officer of the
                              Company since July 1992 and Chairman of the Board of the Company since June 1992, as well as Chief
                              Executive Officer and Chairman of the Board of Realty Advisors since its inception in 1991. Mr.
                              Seneff has served as Chief Executive Officer, director, and a principal stockholder of CNL
                              Group, Inc. since its formation in 1973.  From
                              April until December 1986, Mr. Seneff served on the Florida State Commission on Ethics. Mr.
                              Seneff served on the Florida Investment Advisory
                              Council, which oversees the $40 billion Florida state retirement plan, from 1986 to 1994, and was Chairman of the Council from 1991 to 1992. Since
                              1971, Mr. Seneff has been active in the
                              acquisition, development and management of real estate projects throughout the United States. Mr.
                              Seneff is the brother-in-law of Kevin B. Habicht, Chief Financial Officer of the Company.

      In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the proxy will vote FOR the election of such other person in the place of such nominee(s) for the office of director as the Board of Directors may recommend. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote is required for the election of directors.

      A majority of the Company's directors are required to be independent, as that term is defined in the Company's Articles of Incorporation. Messrs. Clark, Cox, Hinkle and Lanier are independent directors.

COMPENSATION OF DIRECTORS

      During the year ended December 31, 1995, each director who was a director for the entire year was paid $12,000 for serving on the Board of Directors. Each director received $1,000 per quarterly Board meeting attended and $750 per committee meeting attended. Since May 1993, however, Messrs. Seneff and Bourne have waived their directors' fees. The Board believes this compensation level is comparable to that provided by many other companies in the REIT industry.

      The Board of Directors met 11 times during the year ended December 31, 1995 and the average attendance by directors at Board meetings was approximately 97%. Each current member attended at least 92% of the total meetings of the Board and of any committee on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The current members of the Audit Committee, who have served since June 1992, are Messrs. Clark, Cox and Lanier. The Audit Committee makes recommendations to the Board as to the independent accountants of the Company and reviews with such accounting firm the scope of the audit and the results of the audit upon its completion. The Audit Committee met once during the year ended December 31, 1995.

      The Company has a standing Compensation Committee, the members of which are selected by the full Board of Directors each year. The current members of the Compensation Committee are Messrs. Clark, Hinkle and Lanier. The principal function of the Compensation Committee is to make awards of stock options under the 1992 Commercial Net Lease Realty, Inc. Stock Option Plan (the "1992 Plan") and to set the terms of such stock options in accordance with the terms of the 1992 Plan. The Compensation Committee met once during the year ended December 31, 1995.

      The Company does not have a nominating committee.

EXECUTIVE OFFICERS

      The executive officers of the Company are as follows:

      Name                    Position
      ----                    --------

      James M. Seneff, Jr.    Chief Executive Officer and Chairman of the Board
      Robert A. Bourne        Vice Chairman of the Board and Secretary/Treasurer
      Gary M. Ralston         President
      Kevin B. Habicht        Executive Vice President, Chief Financial Officer,
                              and Assistant Secretary

      Mr. Ralston, age 45, has served as President of the Company and Realty Advisors since February 1996. From December 1993 until February 1996 he served as Executive Vice President and Chief Operating Officer of the Company and Realty Advisors. Mr. Ralston previously served as Vice President of the Company from July 1992 through December 1993 and as Vice President of Realty Advisors from its inception in 1991 through December 1993. From 1988 to 1992, he also served as a Senior Vice President of CNL Properties, Inc., a real estate investment and asset/property management company affiliated with CNL Group, Inc. From 1983 until 1988, Mr. Ralston was Vice President of ENCO, a real estate investment and asset/property management firm located in Lakeland, Florida. Mr. Ralston holds the Certified Commercial Investment Member and Society of Industrial and Office Realtors designations and is also a Florida licensed Real Estate Broker, Mortgage Broker and Certified Building Contractor. Mr. Ralston is a member of the Board of Directors of the National Association of Realtors, Vice Chairman of its Commercial Investment Committee and a member of the Capital Consortium.

      Mr. Habicht, age 36, has been Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company and Realty Advisors since December 1993. Mr. Habicht previously served as Vice President of the Company from July 1992 through December 1993 and as Vice President of Realty Advisors from its inception in 1991 through December 1993. Since 1990, Mr. Habicht has served as a Senior Vice President of CNL Institutional Advisors, Inc. and for the last five years he also has served as Treasurer of CNL Investment Company, Senior Vice President of CNL Management Company and Treasurer of CNL Securities Corp. From 1981 to 1983, Mr. Habicht, a Certified Public Accountant and a Chartered Financial Analyst, was employed by Coopers & Lybrand, Certified Public Accountants. Mr. Habicht is the brother-in-law of James M. Seneff, Jr., Chief Executive Officer and Chairman of the Board of the Company.

      The backgrounds of Messrs. Seneff and Bourne are described at "PROPOSAL I
- ELECTION OF DIRECTORS."

      The Company and Realty Advisors employ certain other officers who also have extensive experience in selecting and managing freestanding retail and restaurant properties. In addition to the directors and executive officers listed above, the following individuals are involved in the acquisition and management of the Company's properties:

      Robert D. Boos joined the Company in August of 1995 as Senior Vice President of Corporate Acquisitions. From 1982 to 1995, Mr. Boos served as Vice President of Real Estate and Development for Eckerd Drug Corporation, the nation's third largest retail drug chain, with responsibility for the implementation of the Company's new store development program. During his tenure, he designed and implemented the Company's freestanding drug store concept which now accounts for 75% of all new stores opened by Eckerd. Mr. Boos has over 20 years of retail real estate experience beginning with Ponderosa System, Inc. where he was Vice President of Real Estate. He is also Florida State Director of the International Council of Shopping Centers (ICSC), a member of the National Association of Corporate Real Estate Executives (NACORE), and a Director of the Merchants Association of Florida.

      Thomas E. Morse, age 64, has served as Senior Vice President of Acquisitions for both the Company and Realty Advisors since December 1993 and served as a Senior Vice President of CNL Properties, Inc. from 1991 to 1993. Prior to joining CNL Properties, Inc., Mr. Morse spent 11 years with Ferncreek Properties, first as an Executive Vice President (1982 to 1988) and then as President (1988 to 1990). Mr. Morse is a member of the National Association of Realtors and the Society of Industrial and Office Realtors.

      Jeffrey F. Bass, age 44, has served as Vice President of Real Estate of Realty Advisors since February 1994. Prior to joining Realty Advisors, Mr. Bass was president of Jeffrey F. Bass & Associates, a real estate brokerage firm (1989 to 1994), Executive Vice President of Gulfstream Retail Centers (1988 to
1989), and Vice President and General Manager of the Florida retail division of Vantage Properties, Inc. (1985 to 1988). Mr. Bass has 20 years of experience in retail and real estate, beginning with five years at Eckerd Drug Corporation where he was Real Estate Manager. He is a member of the National Association of Corporate Real Estate Executives (NACORE).

      Mez R. Birdie, age 46, joined CNL Properties, Inc. in 1992 as its Director of Retail Management and has served as Vice President of Property Management of both the Company and Realty Advisors since December 1993. From 1987 to 1992, Mr. Birdie served as Director of Property Management for Charles Wayne Properties, Inc. Mr. Birdie has received the Certified Property Manager designation awarded by the Institute of Real Estate Management and the Certified Shopping Center Manager designation awarded by the International Counsel of Shopping Centers (ICSC), and has a total of 14 years experience in the field of commercial and residential property management.

      Courtney S. Hubbard, age 32, joined Realty Advisors as Director of Due Diligence and Research in February 1995. Prior to joining Realty Advisors, Ms. Hubbard was a senior associate at Clayton, Roper & Marshall, a real estate appraisal and consulting firm (1991 to 1995) and a senior associate with Kampe Appraisals, Inc. (1989 to 1991). She holds a Master of Arts Degree in Real Estate from the University of Florida. Ms. Hubbard is a MAI (Member, Appraisal Institute), a certified general real estate appraiser in the State of Florida, and a member of the Appraisal Institute's Admissions and Ethics committees.

                             EXECUTIVE COMPENSATION

ANNUAL COMPENSATION

      The following Summary Compensation Table shows the annual and long-term compensation paid by the Company to the Chief Executive Officer for services rendered in all capacities to the Company during the fiscal years ended December 31, 1995, 1994 and 1993. No executive officer of the Company received a total annual salary and bonus in excess of $100,000 from the Company during the fiscal year ended December 31, 1995. The Company's employees and executive officers also are employees and executive officers of Realty Advisors and receive compensation from CNL Group, Inc. in part for services in such capacities. See "Certain Transactions" for a description of the fees payable and expenses reimbursed to Realty Advisors.

                           Summary Compensation Table
                           --------------------------

                        Annual Compensation (1)       Long Term Compensation
                        ----------------------        ----------------------
Name and                                                   Stock Option
Principal Position      Year    Salary   Bonus            Awards (Shares)
------------------      ----    ------   -----        ----------------------
James M. Seneff, Jr.    1995      $0       $0                   -0-
  Chief Executive
  Officer & Chairman    1994      $0       $0                 145,500
  of the Board          1993      $0       $0                  12,000

----------------------------

(1) Mr. Seneff became the Chief Executive Officer of the Company in July 1992. No executive officer received a salary or bonus from the Company during 1995.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

      There were no stock options granted to the Chief Executive Officer or any other officer of the Company during the fiscal year ended December 31, 1995.

OPTIONS EXERCISED AND FISCAL YEAR-END VALUES

      The following table sets forth certain information with respect to unexercised stock options held by the Chief Executive Officer at December 31, 1995. The Chief Executive Officer did not exercise any stock options during the fiscal year ended December 31, 1995.

                                                       Value of Unexercised
                           Number of Unexercised       In-the-Money Options
Name                   Options at December 31, 1995    at December 31, 1995(1)
----                   ----------------------------  --------------------------
                       Exercisable   Unexercisable   Exercisable  Unexercisable
                       -----------   -------------   -----------  -------------

James M. Seneff, Jr.      66,500        101,000         15,000         -0-

----------------------

(1) Based on the closing price of $12.75 on the New York Stock Exchange on December 29, 1995.

      The Company's only employee compensation plan is the 1992 Plan. The Company does not have any other compensation or pension plans.

      THE FOLLOWING SECTION OF THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE INCORPORATED INTO ANY FILING BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCLUDING ANY SUCH INCORPORATION BY REFERENCE OF ANY OTHER PORTIONS OF THIS PROXY STATEMENT.

                          COMPENSATION COMMITTEE REPORT

      The Board of Directors appointed a Compensation Committee comprised of the undersigned, Messrs. Clark, Hinkle and Lanier. Members of the Compensation Committee, all of whom must be independent directors of the Company, are selected each year by the full Board of Directors.

      None of the officers of the Company, including the Chief Executive Officer, have received any salary, bonus or other compensation from the Company for services rendered, except for stock option grants pursuant to the 1992 Plan. Accordingly, the primary responsibility of the Compensation Committee is to administer the 1992 Plan, which includes determining the individuals to be granted stock option awards and defining the terms of such awards, including the number of shares subject to each option, exercise price, vesting schedule and expiration date.

      The purpose of the 1992 Plan is to provide compensation to persons whose services are considered essential to the growth and success of the Company. By linking this compensation to the market performance of the Company's Common Stock, the Company intends to provide additional incentive for officers and key employees to enhance the value and success of the Company and align the long-term interests of the officers and key employees with the interests of the Company's stockholders.

      During the fiscal year ended December 31, 1995, the Compensation Committee did not make any option awards. Of the 600,000 shares authorized under the 1992 Plan, 578,100 had been granted as of December 31, 1995. Stock option grants in prior years provide for an exercise price equal to the fair market value, as defined in the 1992 Plan, on the date of grant. In fixing the grants of stock options to each of the officers, including the Chief Executive Officer, the Compensation Committee makes a subjective assessment of the general performance of the Company, the officer's contribution to the Company's performance, the officer's anticipated performance and contributions to the Company's achievement of its long-term goals and the position, level and scope of the responsibility of the respective officer.

                                PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends ("NNN"), with the National Association of Real Estate Investment Trusts Equity Index ("NAREIT") and the S&P 500 Index ("S&P 500") for the five year period commencing January 1, 1991 and ending December 31, 1995. The graph assumes the investment of $100 on January 1, 1991.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN




                                   [GRAPH]







                              PROPOSALS  II AND III

               APPROVAL OF AMENDMENT TO THE COMPANY'S ARTICLES OF
          INCORPORATION (A) TO AUTHORIZE AN INCREASE IN THE AUTHORIZED
           SHARES OF COMMON STOCK AND A CORRESPONDING INCREASE IN THE
             AUTHORIZED SHARES OF EXCESS STOCK AND (B) TO AUTHORIZE
              THE ISSUANCE OF PREFERRED STOCK AND A CORRESPONDING
               INCREASE IN THE AUTHORIZED SHARES OF EXCESS STOCK


      Effective as of March 20, 1996, the Board of Directors unanimously approved, subject to approval of the stockholders at the Annual Meeting, an amendment to Article VI of the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), which (i) would increase the number of shares of authorized Common Stock, $.01 par value (the "Common Stock"), from thirty million (30,000,000) shares to fifty million (50,000,000) shares, (ii) would authorize the Company to issue, from time to time, up to fifteen million (15,000,000) shares of preferred stock, $.01 par value (the "Preferred Stock"), with such rights, powers, preferences and terms as are determined by the Board of Directors at the time of issuance, without further stockholder action, and
(iii) would increase in the number of shares of authorized shares of Excess Stock, $.01 par value (the "Excess Stock"), from thirty million (30,000,000) shares to sixty-five million (65,000,000) shares.

      The text of the proposed amendments to Article VI is set forth in their entirety in Appendix A of this Proxy Statement as if each of the proposals contained herein have been adopted in their entirety. In the event that any one of the proposals is not adopted, the proposed amendments to Article VI will be modified accordingly.

      The Board of Directors believes that the proposal to increase the number of shares of Common Stock is in the best interests of the Company and its stockholders. If the proposed amendment to increase the number of shares of Common Stock is approved by stockholders, the Common Stock would be available for issuance by the Board of Directors from time to time for stock dividends, stock splits, raising capital through public or private offerings, ensuring the availability of sufficient authorized shares, and providing shares for possible future acquisitions and general corporate purposes. Such availability of shares of Common Stock would eliminate the delay and expense involved in first conducting a special meeting of stockholders to increase the authorized shares of Common Stock and would provide the Company with the flexibility to act in a timely manner to take advantage of favorable market conditions and other opportunities, including issuing shares of Common Stock pursuant to its effective shelf registration statement. As of February 28, 1996, 15,688,672 shares of Common Stock were issued and outstanding and 1,200,000 shares of Common Stock were reserved for issuance under the 1992 Plan. The number of shares of Common Stock issued and outstanding together with the shares of Common Stock reserved for issuance pursuant to the 1992 Plan represent approximately 56% of the authorized Common Stock. The Board of Directors has no current plans to issue any additional shares of Common Stock.

      The Board of Directors believes that the proposal to authorize the issuance of Preferred Stock is in the best interests of the Company and its stockholders. If the proposed amendment to the Articles of Incorporation is approved by the stockholders, the Preferred Stock would be available for issuance by the Board of Directors from time to time for stock dividends, financings, acquisitions or general corporate purposes. Such availability of shares of Preferred Stock would eliminate the delay and expense involved in first conducting a special meeting of stockholders to authorize the issuance of such shares when needed and would provide the Company with the flexibility to act in a timely manner to take advantage of favorable market conditions and other opportunities. The Board of Directors has no current plans to issue any shares of Preferred Stock. See " - Possible Effects of the Proposal to Authorize Preferred Stock."

      Stockholders of the Company do not have preemptive rights to subscribe for or purchase any shares of Common Stock that may be issued in the future. Shares of Common Stock and, once authorized, shares of Preferred Stock generally may be issued by the Board of Directors for any proper corporate purpose without further stockholder action, unless required by applicable laws, rules or regulations. The rules of the New York Stock Exchange (the "NYSE"), on which the Common Stock of the Company is currently quoted, require, in certain limited circumstances, issuers having securities quoted on the NYSE to obtain stockholder approval of the issuance of securities. See " - Characteristics of Common Stock."

      The issuance of Preferred Stock is not currently authorized by the Company's Articles of Incorporation, and, accordingly, no shares of Preferred Stock are currently issued and outstanding or available for future issuance.

      The following summary of the proposed amendments to Article VI of the Company's Articles of Incorporation is qualified in its entirety by the complete text of the proposed amendments set forth in Appendix A of this Proxy Statement.

CHARACTERISTICS OF COMMON STOCK

      The holders of Common Stock elect all directors and are entitled to one vote per share on all matters submitted to a vote of the stockholders. Stockholders are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available for that purpose. Upon any liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share pro-rata in any distribution to stockholders. Holders of Common Stock have no preemptive, subscription or conversion rights. In the event stockholders approve the proposed amendment to authorize the issuance by the Board of Directors of Preferred Stock, rights of stockholders to receive dividends and to receive distributions upon any liquidation, dissolution or winding up of the Company will be subject to the express terms of any shares of Preferred Stock that may be issued and outstanding.

      Issuers with stock quoted on the NYSE, the exchange on which the Common Stock of the Company is currently quoted, are currently required under applicable rules to obtain stockholder approval, prior to the issuance of securities, in the following limited circumstances: (i) any transaction (other than a public offering) where the sale or issuance of common stock (or securities convertible into common stock) is or will be equal or will be in excess of 20% or more of the voting power prior to issuance; or (ii) any transaction (other than a public offering) where the number of shares of common stock (or securities convertible into common stock) to be issued is or will equal or will be in excess of 20% of the number of shares of common stock outstanding prior to issuance.

CHARACTERISTICS OF PREFERRED STOCK

      If the proposed amendment authorizing the issuance of Preferred Stock is approved, the Board of Directors would be authorized to approve the issuance, without the necessity of further stockholder action (unless required by applicable laws, rules or regulations), of one or more series of Preferred Stock, and to determine the rights, powers, preferences and terms of such Preferred Stock, including, among other things: (i) the designation of the series, which may be by distinguishing number, letter or title; (ii) the dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series; (iii) the redemption rights, including conditions and the price or prices, if any, for shares of the series; (iv) the terms and amounts of any sinking fund for the purchase or redemption of shares of the series; (v) the rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of shares of the series; (vi) whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made; (vii) restrictions on the issuance of shares of the same series or of any other class or series; (viii) the voting rights, if any, of the holders of shares of the series; and (ix) any other relative rights, preferences and limitations on that series.

      If authorized, the Preferred Stock could be issued in one or more series varying in such features as dividend, redemption, sinking fund and conversion provisions, voting rights and the amount payable upon involuntary or voluntary liquidation of the Company. Preferred Stock would be available for stock dividends, possible future financings of, or acquisitions by, the Company and for general corporate purposes without any legal requirement that further stockholder authorization for the issuance thereof be obtained, unless required by applicable laws, rules or regulations. See " - Characteristics of Common Stock."

CHARACTERISTICS OF EXCESS STOCK

      Currently, the Articles of Incorporation contain certain restrictions on the number of shares of Common Stock that individual stockholders may own. For the Company to qualify as a real estate investment trust (a "REIT") for federal income tax purposes, not more than 50% in value of the outstanding capital stock (including preferred stock) of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code of 1986, as amended (the "Code"), to include certain entities) during the last half of a taxable year (other than the first year). The capital stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Because the Comany expects to maintain its status as a REIT, the ownership limitation provision of the Articles of Incorporation containing restrictions on the acquisition of its Common Stock is intended to ensure compliance with these requirements. Therefore, because the Board of Directors believes it is essential for the Company to continue to qualify as a REIT for federal income tax purposes, the Articles of Incorporation provide that no holder may own, or be deemed to own by virtue of the applicable attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the value of the issued and outstanding Common Stock of the Company. Any transfer of shares of Common Stock that would (i) create a direct or indirect ownership of shares of Common Stock in excess of the Ownership Limit, (ii) result in the shares of Common Stock being owned by fewer than 100 persons, or (iii) result in the Company being "closely held" within the meaning of section 856(h) of the Code (collectively, a "Non-Qualifyng Event"), will be null and void, and the intended transferee will acquire no rights to such shares.

      Any shares purported to be transferred or issued that would result in a person owning shares that causes a Non-Qualifying Event will be automatically converted into shares of Excess Stock, which will be transferred pursuant to the Articles of Incorporation to the Company as trustee for the exclusive benefit of the person or persons to whom the shares of Excess Stock are ultimately transferred, until such time as the intended transferee retransfers the shares of Excess Stock. Subject to the Ownership Limit, the shares of Excess Stock may be retransferred by the intended transferee to any person (if the shares of Excess Stock would not be shares of Excess Stock in the hands of such person) at a price not to exceed the price paid by the intended transferee (or, if no consideration was paid, fair market value on the date of the purported transfer that resulted in shares of Excess Stock), at which point the shares of Excess Stock will automatically be converted into the stock to which the shares of Excess Stock are attributable. In addition, such shares of Excess Stock held in trust are subject to purchase by the Company at a purchase price equal to the price paid for the stock by the intended transferee (or, if no consideration was paid, fair market value at the date in which the Company purchases the shares of Excess Stock).

      From and after the intended transfer that caused the issuance of shares of Excess Stock, the intended transferee shall cease to be entitled to distributions (except upon liquidation), voting rights and other benefits with respect to such shares of the stock except the right to payment of the purchase price for the shares of stock or the transfer of shares as provided above. Any dividend or distribution paid to a proposed transferee on shares of Excess Stock prior to the discovery by the Company that such shares of stock have been transferred in violation of the provisions of the Articles of Incorporation shall be repaid to the Company upon demand. Further, the issuance of shares of Excess Stock has no dilutive effect on the then-issued and outstanding shares of Common Stock.

      Currently, the Articles of Incorporation authorize an equal number of shares of Common Stock and Excess Stock. In the event the amendements to
Article VI are approved by stockholders of the Company, the Articles of Incorporation would authorize an amount of Excess Stock equal to the aggregate number of authorized shares of Common Stock and Preferred Stock which, in the event that a Non-Qualifying Event occurs, would afford stockholders the same protections against the Company's failure to qualify as a REIT as are now currently in effect.

      Excess Stock may be issued only upon the occurrance of a Non-Qualifying Event and currently, there are no issued and outstanding shares of Excess Stock.

VOTE REQUIRED TO AMEND THE ARTICLES OF INCORPORATION

      The affirmative vote of the holders of a 66-2/3% of the shares of the Common Stock outstanding and entitled to vote at the meeting is required to approve amendments to the Articles of Incorporation. Accordingly, shares that are not voted (whether by abstention, broker non-vote or otherwise) will have the effect of counting against the approval of the proposed amendments to the Articles of Incorporation.

                                   PROPOSAL II

      THE BOARD OF DIRECTORS DEEMS ADVISABLE, AND RECOMMENDS A VOTE FOR, THE INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK FROM THIRTY MILLION (30,000,000) TO FIFTY MILLION (50,000,000) SHARES AND THE CORRESPONDING TWENTY MILLION (20,000,000) SHARE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF EXCESS STOCK.

                                  PROPOSAL III

      THE BOARD OF DIRECTORS DEEMS ADVISABLE, AND RECOMMENDS A VOTE FOR, THE AUTHORIZATION TO ISSUE FIFTEEN MILLION (15,000,000) SHARES OF PREFERRED STOCK AND THE CORRESPONDING FIFTEEN MILLION (15,000,000) SHARE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF EXCESS STOCK.

      A VOTE FOR PROPOSAL II OR III SHALL BE DEEMED A VOTE PERMITTING THE BOARD OF DIRECTORS TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION IN THEIR ENTIRETY TO INCLUDE ALL AMENDMENTS ADOPTED BY THE SHAREHOLDERS AT THE ANNUAL MEETING. IN THE EVENT THAT PROPOSALS II AND III ARE APPROVED BY STOCKHOLDERS OF THE COMPANY, APPENDIX A SETS FORTH IN PERTINENT PART, THE AMENDED PORTION OF THE ARTICLES OF INCORPORATION AS IF BOTH PROPOSALS HAVE BEEN APPROVED.

POSSIBLE EFFECTS OF THE PROPOSAL TO AUTHORIZE PREFERRED STOCK

      Because the Board of Directors has not fixed, and does not believe that it is advisable at this time to fix, the characteristics of any particular series of Preferred Stock, each series will have the characteristics adopted by the Board of Directors prior to the issuance of any shares of such series. Such characteristics may affect the voting powers and the equity of the holders of the Common Stock, as well as the funds available for dividends and the distribution of assets upon liquidation. For example, the Preferred Stock could be given more than one vote per share and a liquidation preference over the Common Stock. Because dividends on preferred stock generally are paid prior to dividends on common stock outstanding, Preferred Stock may affect the funds available for dividends on the Common Stock. In addition, the issuance of shares of Preferred Stock could cause a dilution of the voting rights, the net earnings and the net book value per share of the Common Stock.

      Although the Board of Directors has no present intention to do so, it could, in the future, issue a series of Preferred Stock which, due to its terms, could impede a merger, tender offer or other transaction that some, or a majority, of the Company's stockholders might believe to be in their best interests.


                                   PROPOSAL IV

         APPROVAL OF AMENDMENTS TO PARAGRAPH H OF SECTION 1 OF ARTICLE
        VII AND TO ARTICLE XI OF THE COMPANY'S ARTICLES OF INCORPORATION
                 TO PERMIT THE COMPANY TO AMEND THE ARTICLES OF
                   INCORPORATION UPON THE AFFIRMATIVE VOTE OF
                     STOCKHOLDERS OF THE COMPANY HOLDING A
                         MAJORITY OF THE VOTES ENTITLED
                              TO VOTE AT A MEETING

      Effective as of March 20, 1996, the Board of Directors unanimously approved an amendment to paragraph H of Section 1 of Article VII and to Article XI of the Company's Articles of Incorporation which would permit the Company to amend the Articles of Incorporation upon the affirmative vote of stockholders of the Company holding a majority of the votes entitled to vote at a meeting. Presently, the Articles of Incorporation are silent regarding stockholder approval of amendments to the Articles of Incorporation and therefore, the Maryland General Corporation Law requires the affirmative vote of stockholders holding 66-2/3% of the votes entitled to vote at a meeting to approve amendments to the Articles of Incorporation.

      The complete text of the proposed amendments are as follows:


                                   ARTICLE VII
           MATTERS RELATING TO THE POWERS OF THE CORPORATION AND ITS
                           DIRECTORS AND STOCKHOLDERS

            SECTION 1.   MATTERS RELATING TO THE BOARD OF DIRECTORS.

      2"H.  ALTERATION OF AUTHORITY GRANTED TO THE BOARD OF DIRECTORS.

      The affirmative vote of that proportion of the then-outstanding Capital Stock necessary to approve an amendment to this Charter pursuant to the MGCL and Article XI hereof shall be required to amend, repeal or adopt any provision inconsistent with Section 1 of this Article VII or with Section
      3.12 of the Bylaws of the Corporation (including defined terms therein)."


                                   ARTICLE XI
                                    AMENDMENT

      "The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in its Charter and any other provisions authorize by the laws of the State of Maryland at the time in force may be added or inserted in the manner now or hereafter prescribe herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholder, directors or any other persons whomsoever by and pursuant to this Charter in its present form or as hereafter amended are granted subject to the rights reserved in this Article XI; provided, however, that (i) any amendment or repeal of Articles VII, IX or this Article XI of this Charter shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal and, (ii) notwithstanding any provision of law to the contrary, any amendment to, or repeal of, this Charter shall be approved by stockholders of the Corporation by the affirmative vote of a majority of all of the votes entitled to be cast on such amendment or repeal."

      The Board of Directors believes that the proposal to reduce the stockholder vote required to amend the Articles of Incorporation is in the best interests of the Company and its stockholders. Reducing the vote required to amend the Articles of Incorporation provides the Board of Directors with greater flexibility to increase the authorized capital of the Company for purposes the Board determines to be in the best interests of the Company. Such purposes could include stock dividends, stock splits, raising capital through a public or private offering, ensuring the availability of sufficient authorized shares, and providing shares for possible future acquisitions and other general corporate purposes. The Board of Directors believes that requiring an affirmative vote of 66-2/3% of the votes entitled to vote at a meeting in order to amend the Articles of Incorporation could have a detrimental effect on the Company in some cases.

VOTE REQUIRED TO AMEND THE ARTICLES OF INCORPORATION

      The affirmative vote of the holders of a 66-2/3% of the shares of the Common Stock outstanding and entitled to vote at the meeting is required to approve amendments to the Articles of Incorporation. Accordingly, shares that are not voted (whether by abstention, broker non-vote or otherwise) will have the effect of counting against the approval of the proposed amendment to the Articles of Incorporation.

      THE BOARD OF DIRECTORS DEEMS ADVISABLE, AND RECOMMENDS A VOTE FOR, THE AMENDMENT TO PARAGRAPH H OF SECTION 1 OF ARTICLE VII AND TO ARTICLE XI OF THE ARTICLES OF INCORPORATION.


                               SECURITY OWNERSHIP

      The following table sets forth, as of February 28, 1996, the number and percentage of outstanding shares beneficially owned by all persons known by the Company to own beneficially more than five percent of the Company's Common Stock, by each director and nominee, by each of the executive officers named in "Executive Compensation," above, and by all officers and directors as a group, based upon information furnished to the Company by such stockholders, officers and directors. Unless otherwise noted below, the persons named in the table have sole voting and sole investment power with respect to each of the shares beneficially owned by such person.

Name and Address                    Number of Shares              Percent
of Beneficial Owner                 Beneficially Owned            of Shares
-------------------                 ------------------            ---------
Robert A. Bourne (1)                360,262 (2)(3)                2.3%
400 East South Street, Suite 500
Orlando, Florida 32801

Edward Clark (4)                    2,610 (5)                     (6)
5204 Shamrock Drive
Raleigh, North Carolina 27612

Willoughby T. Cox, Jr. (4)          2,625 (7)                     (6)
200 Pasadena Place
Orlando, Florida 32802

Clifford R. Hinkle (4)              7,775 (8)                     (6)
108 East Jefferson, Suite D
Tallahassee, Florida 32304

Ted B. Lanier (4)                   7,325 (9)                     (6)
1818 Windmill Drive
Sanford, North Carolina 27330

James M. Seneff, Jr. (1)            416,867 (2)(10)               2.7%
400 East South Street, Suite 500
Orlando, Florida 32801

Public Employees Retirement         930,000                       5.9%
 System of Ohio
277 East Town Street
Columbus, Ohio 43215

All directors and executive         555,919
officers as a group (9 persons)     (2)(3)(5)(7)(8)(9)(10)(11)    3.5%

----------------------------------------

(1)   A director and executive officer of the Company.
(2) Of these shares, 310,699 shares are held by six limited partnerships, of which Messrs. Bourne and Seneff are general partners. In addition, 35,473 of these shares are held by a trust of which Mr. Seneff serves as trustee. Messrs. Bourne and Seneff disclaim beneficial ownership of these shares, except to the extent of their respective percentage interests in each of these entities.
(3) Includes 1,730 shares held by Mr. Bourne as custodian for his minor children and 47,833 shares subject to currently exercisable options.
(4)   A director of the Company.
(5) Includes 185 shares held by Mr. Clark's spouse and 2,125 shares subject to currently exercisable options.
(6)   Less than 1 percent.
(7)   Includes 2,125 shares subject to currently exercisable options.
(8) Includes 800 vested shares held by Flagler Capital Corporation Profit Sharing Plan on behalf of Mr. Hinkle, who is the sole participant, 2,125 shares subject to currently exercisable options, 250 shares held by Mr. Hinkle as custodian for his son under the Uniform Gift to Minors Act, and 1,000 shares held by Mr. Hinkle's spouse.
(9) Includes 1,700 shares held by Mr. Lanier's spouse, and 2,125 shares subject to currently exercisable options.
(10)  Includes 66,500 shares subject to currently exercisable options.
(11) Includes 66,334 shares subject to currently exercisable options held by other executive officers.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

      Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for the last fiscal year, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1995, except Gary M. Ralston, who was late filing one Form 4 reporting a purchase of 1,000 shares of the Company's Common Stock in a single transaction.

                              CERTAIN TRANSACTIONS

      Administration of the day-to-day operations of the Company is provided by Realty Advisors, a subsidiary of CNL Group, Inc., of which Messrs. Seneff and Bourne are affiliates, pursuant to the terms of an advisory agreement (the "Advisory Agreement"). All of the officers of Realty Advisors also are officers of the Company. Realty Advisors also serves as the Company's consultant in connection with policy decisions to be made by the Company's Board of Directors, manages the Company's properties and renders such other services as the Board of Directors deems appropriate. Realty Advisors also bears the expense of providing the executive and administrative personnel, office space and services required in rendering such services to the Company. Realty Advisors is at all times subject to the supervision of the Board of Directors of the Company and has only such functions and authority as the Company may delegate to it as the Company's agent.

      The Advisory Agreement provides that Realty Advisors is entitled to receive an annual advisory fee (the "Advisory Fee"), paid monthly, equal to seven percent (7%) of Funds From Operations (as defined in the Advisory Agreement) up to $10,000,000, six percent (6%) of Funds From Operations in excess of $10,000,000 but less than $20,000,000, and five percent (5%) of Funds From Operations in excess of $20,000,000. In addition, the Advisory Agreement provides that, to the extent that the Board of Directors requests that Realty Advisors render services other than those otherwise required to be performed, such additional services shall be compensated separately on terms to be agreed upon.

      The aggregate Advisory Fee incurred by the Company to Realty Advisors during the year ended December 31, 1995 was $1,001,225.

      The Company's Board of Directors (including a majority of its independent directors) approved the payment to Realty Advisors of an acquisition fee equal to 1.5 percent of the cost of 22 properties and four buildings acquired by the Company in 1995 that were not developed by or purchased from affiliates of CNL Group, Inc. and an expense reimbursement equal to 0.5 percent of such costs to cover costs incurred on behalf of the Company in site selection and acquisition activities (including travel and related items) of Realty Advisors. During 1995, the Company incurred $703,022 in acquisition fees and $234,341 in expense reimbursements payable to Realty Advisors with respect to these properties.

      The term of the Advisory Agreement expired January 1, 1996, subject to successive one-year renewals upon mutual consent of the parties. The Company has renewed the Advisory Agreement for 1996 by a unanimous vote of directors. The Advisory Agreement may be terminated for cause by either party thereto, or by the mutual consent of the parties (by a majority of the independent directors of the Company or a majority of the Board of Directors of Realty Advisors, as the case may be), upon 90 days written notice.

      During 1995, the Company acquired five properties for purchase prices totalling $17,968,518 from affiliates of CNL Group, Inc. who had developed the properties. The purchase prices paid by the Company for these properties include development fees totalling $1,105,689. No acquisition fees or expense reimbursement fees were paid to Realty Advisors in connection with acquisition of these properties.

                              INDEPENDENT AUDITORS

      Upon recommendation of and approval by the Audit Committee, KPMG Peat Marwick LLP has been selected to act as independent certified public accountants for the Company during the current fiscal year.

      A representative of KPMG Peat Marwick LLP will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.

                                  OTHER MATTERS

      The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the person(s) named in the enclosed proxy will vote thereon as he or they determine to be in the best interests of the Company.

                        PROPOSALS FOR NEXT ANNUAL MEETING

      Any stockholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy for the annual meeting of stockholders to be held in 1996 must be received at the Company's office at 400 East South Street, Suite 500, Orlando, Florida 32801, no later than November 29, 1996.

                                  ANNUAL REPORT

      A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1995, accompanies this Proxy Statement.

                                    By Order of the Board of Directors

                                    /s/ROBERT A. BOURNE
                                    ----------------------------------
                                    Robert A. Bourne
                                    Secretary

March 29, 1996
Orlando, Florida



                                   APPENDIX A

                                   ARTICLE VI
                                AUTHORIZED STOCK

      SECTION 1.  TOTAL CAPITALIZATION

      The total number of shares of all classes of capital stock that the Corporation has authority to issue is one hundred thirty million (130,000,000) shares consisting of (i) fifty million (50,000,000) shares of common stock, par value $0.01 (the "Common Stock"); (ii) fifteen million (15,000,000) shares of preferred stock, par value $0.01 (the "Preferred Stock"); and sixty-five million (65,000,000) shares of excess stock, par value $0.01 (the "Excess Stock). The aggregate par value of all of the authorized shares of all classes of capital stock having a par value is $1,300,000.

     SECTION 2. CAPITAL STOCK

            A.  COMMON STOCK

                  (1). COMMON STOCK SUBJECT TO TERMS OF PREFERRED STOCK. The Common Stock shall be subject to the express terms of the Preferred Stock.

                  (2). DIVIDEND RIGHTS. The holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation out of funds legally available therefor.

                  (3). RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation, the aggregate amount available for distribution to holders of shares of Common Stock (including, for purposes of this sentence, holders of shares of Excess Stock) shall be determined by applicable law.
Except as provided below, each holder of shares of the Common Stock shall be entitled to receive that portion of such aggregate amount, ratably with (i) each other holder of shares of Common Stock and (ii) each holder of shares of Excess Stock, as the number of shares of the Common Stock held by such holder bears to the total number of shares of Common Stock and Excess Stock. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder of shares with respect to Excess Stock hereunder exceed (i) the price per share such holder paid for the Common Stock in the purported Transfer (as that term is defined in paragraph A of Section 3 of this Article VI) that resulted in the Excess Stock or (ii) if the holder did not give full value for such Excess Stock (as through a gift, devise or other event or transaction), a price per share equal to the Market Price (as the term is defined in paragraph A of Section 3 of this Article VI) for the shares of the Common Stock on the date of the purported Transfer that resulted in such Excess Stock. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to holders of Common Stock and other holders of Excess Stock resulting from the exchange of Common Stock to the extent permitted by the foregoing limitations.

                  (4). VOTING RIGHTS. Except as may be provided in this Charter, and subject to the express terms of any series of Preferred Stock, the holders of shares of the Common Stock shall have the exclusive right to vote on all matters (as to which a common stockholder shall be entitled to vote) at all meetings of the stockholders of the Corporation, and shall be entitled to one
(1) vote for each share of the Common Stock entitled to vote at such meetings.

   B. PREFERRED STOCK

                The Preferred Stock may be issued from time to time in one or more series as authorized by the Board of Directors. Prior to the issuance of shares of each such series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series, and the terms, rights, restrictions and qualifications of the shares of each series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

      (i) The designation of the series, which may be by distinguishing number, letter or title.

      (ii) The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

      (iii) The redemption rights, including conditions and the price or prices, if any, for shares of the series.

      (iv) The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

      (v) The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative rights of priority, if any, of payment of shares of the series.

      (vi) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

      (vii) Restrictions on the issuance of shares of the same series or of any other class or series.

      (viii) The voting rights, if any, of the holders of shares of the series.

      (ix) Any other relative rights, preferences and limitations on that series.

      Subject to the express provisions of any other series of Preferred Stock then outstanding, notwithstanding any other provision of this Charter, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Stock.

      SECTION 3. RESTRICTIONS ON TRANSFER; ACQUISITIONS AND REDEMPTION SHARES

            A. DEFINITIONS. For purposes of Sections 3 and 4 of this Article VI, the following terms shall have the following meanings:

                  "Beneficial Ownership" shall mean ownership of shares of Capital Stock by an individual who would be treated as an owner of such shares under Section 542(a)(2) of the Code, either directly or constructively through the application of Section 544, as modified by Section 856(h)(1)(B). For purposes of this definition, the term "individual" also shall include any organization, trust or other entity that is treated as an individual for purposes of Section 542(a)(2) of the Code. The terms "Beneficial Owner," "Beneficially Own," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

                  "Beneficiary" shall mean a beneficiary of the Trust as determined pursuant to paragraph A of Section 4 of this Article VI.

                  "Board of Directors" shall mean the Board of Directors of the Corporation.
                  "Bylaws" shall mean the Bylaws of the Corporation.

                  "Capital Stock" shall mean collectively the stock of the Corporation that is either Common Stock and Preferred Stock.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations thereto and judicial decisions as in effect from time to time.

                  "Constructive Ownership" shall mean ownership of shares of Capital Stock by a Person who would be treated as an owner of such shares, either actually or constructively, through the application of Section 318 of the Code, as modified by Section 856(d)(5) thereof. The terms "Constructive Owner," "Constructively Own," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

                  "Market Price" on any day shall mean the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding such day (or those days during such 10-day period for which Closing Prices are available). The "Closing Price" on any day shall mean the last sale price, regular way, on such day or if no such sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or the American Stock Exchange, or if the Capital Stock is not so listed or admitted to trading, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange (including the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System) on which the Capital Stock is listed or admitted to trading or, if the Capital Stock is not so listed or admitted to trading, the last quoted price, or if not quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal automated quotation system then in use or, if the Capital Stock is not so quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the Capital Stock or, if there is no such market maker or such closing prices otherwise are not available, the fair market value of the Capital Stock as of such day, as determined by the Board of Directors in its discretion.

            "Ownership Limit" shall mean 9.8 percent of the Value of the outstanding Capital Stock.

            "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participated in a public offering of Capital Stock for a period of sixty (60) days following the purchase by such underwriter of Capital Stock therein, provided that the foregoing exclusion shall apply in an underwriting only if the ownership of such Capital Stock by such underwriter would not cause the Corporation to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(a) of the Code or otherwise cause the Corporation to fail to qualify as a REIT.

            "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Capital Stock if such Transfer had been valid under paragraph B of this
Section 3.

            "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Capital Stock if such Transfer had been valid under paragraph B of this Section 3.

            "REIT" shall mean a real estate investment trust under Sections 856 through 860 of the Code.

            "Restriction Termination Date" shall mean the first day on which the Board of Directors and the stockholders of the Corporation determine that it is no longer in the best interests of the Corporation to attempt, or continue, to qualify as a REIT.

            "Trading Day" shall mean a day on which the principal national securities exchange on which the Capital Stock is listed or admitted to trading is open for the transaction of business or, if the Capital Stock is not listed or admitted to trading, shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            "Transfer" shall mean any sale, transfer, gift, hypothecation, assignment, devise or other disposition of Capital Stock (including (i) the granting of any option (including any option to acquire any option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, of record constructively or beneficially, and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have correlative meanings.

            "Trust" shall mean the trust created pursuant to paragraph A of
Section 4 of this Article VI.

            "Trustee" shall mean the Corporation as trustee for the Trust, and any successor trustee appointed by the Corporation.

            "Value" shall mean, as of any given date, the Market Price per share of each class of Capital Stock then outstanding, multiplied by the number of shares of such class then outstanding.

      B.  OWNERSHIP AND TRANSFER LIMITATION

      (1) Notwithstanding any other provision of this Charter, except as provided in paragraph I of this Section 3 and Section 5 of this Article VI, prior to the Restriction Termination Date, no Person shall Beneficially or Constructively Own shares of Capital Stock in excess of the Ownership Limit.

      (2) Notwithstanding any other provision of this Charter, except as provided in paragraph I of this Section 3 and Section 5 of this Article VI, prior to the Restriction Termination Date, any Transfer, change in the capital structure of the Corporation, or other purported change in Beneficial or Constructive Ownership of Capital Stock that, if effective, would result in any Person Beneficially or Constructively Owning Capital Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer, change in the capital structure of the Corporation, or other purported change in Beneficial or Constructive Ownership with respect to that number of shares of Capital Stock which would otherwise be Beneficially or Constructively Owned by Such Person in excess of the Ownership Limit, and neither the Purported Beneficial Transferee nor the Purported Record Transferee shall acquire any rights in that number of shares of Capital Stock.

      (3) Notwithstanding any other provision of this Charter, except as provided in Section 5 of this Article VI, prior to the Restriction Termination Date, any Transfer, change in the capital structure of the Corporation, or other purported change in ownership of Capital Stock that, if effective, would result in the Capital Stock being owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer, change in the capital structure of the Corporation, or other purported change in ownership with respect to that number of shares which otherwise would be owned by the transferee, and the intended transferee or subsequent owner (including a Beneficial Owner) shall acquire no rights in that number of shares of Capital Stock.

      (4) Notwithstanding any other provisions of this Charter except Section 5 of this Article VI, prior to the Restriction Termination Date, any Transfer, change in the capital structure of the Corporation, or other purported change in Beneficial Ownership of shares of Capital Stock that, if effective, would cause the Corporation to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Corporation to fail to qualify as a REIT shall be void ab initio as to the Transfer, change in the capital structure of the Corporation, or other purported change in Beneficial Ownership with respect to that number of shares of Capital Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Corporation to fail to qualify as a REIT, and the intended transferee or subsequent Beneficial Owner shall acquire no rights in that number of shares of Capital Stock.

            C.   EXCHANGE FOR EXCESS STOCK

                  (1) If, notwithstanding the other provisions contained in this Article VI, at any time prior to the Restriction Termination Date, there is a purported Transfer, change in the capital structure of the Corporation or other purported change in the Beneficial or Constructive Ownership of Capital Stock such that any person would either Beneficially or Constructively Own Capital Stock in excess of the Ownership Limit, then, except as otherwise provided in paragraph I of this Section 3, such shares of Capital Stock (rounded up to the next whole number of shares) in excess of the Ownership Limit automatically shall be exchanged for an equal number of shares of Excess Stock having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VI requires different terms. Such exchange shall be effective as of the close of business on the business day next preceding the date of the purported Transfer, change in capital structure or other change in purported Beneficial or Constructive Ownership of Capital Stock.

                  (2) If, notwithstanding the other provisions contained in this Article VI, prior to the Restriction Termination Date, there is a purported Transfer, change in the capital structure of the Corporation or other purported change in Beneficial Ownership of Capital Stock which, if effective, would cause the Corporation to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code, or otherwise, directly or indirectly would cause the Corporation to fail to qualify as a REIT, then the shares of Capital Stock (rounded up to the next whole number of shares), being Transferred or which are otherwise affected by the change in capital structure or other purported change in Beneficial Ownership and which, in any case, would cause the Corporation to be "closely held" within the meaning of such Section 856(h) or otherwise would cause the Corporation to fail to qualify as a REIT automatically shall be exchanged for an equal number of shares of Excess Stock having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VI requires different terms. Such exchange shall be effective as of the close of business on the business day next preceding the date of the purported Transfer, change in capital structure or other purported change in Beneficial Ownership.

                D. REMEDIES FOR BREACH. If the Board of Directors or its designee shall at any time determine in good faith that a Transfer or change in the capital structure of the Corporation has taken place in violation of paragraph B of this Section 3 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Capital Stock in violation of paragraph B of this Section 3, the Board of Directors or its designee shall take such actions as it deems advisable to refuse to give effect to or to prevent such Transfer, change in capital structure of the Corporation or other attempt to acquire Beneficial or Constructive Ownership of any shares of Capital Stock, including, but not limited to, refusing to give effect thereto on the books of the Corporation or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, change in the capital structure of the Corporation, attempted Transfer or other attempt to acquire Beneficial or Constructive Ownership of any shares of Capital Stock in violation of subparagraphs (2), (3) and (4) of paragraph B of this Section 3 (as applicable) shall be void ab nitio and where applicable automatically shall result in the exchange described in paragraph C of this Section 3, irrespective of any action (or inaction) by the Board of Directors or its designee.

            E. NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to acquire Beneficial or Constructive Ownership of shares of Capital Stock in violation of paragraph B of this Section 3 and any Person who Beneficially or Constructively owns Excess Stock pursuant to paragraph C of this
Section 3 shall immediately give written notice to the Corporation, or, in the event of a proposed or attempted Transfer or purported change in Beneficial Ownership, shall give at least fifteen (15) days prior written notice to the Corporation, of such event and shall promptly provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer, attempted Transfer or purported change in Beneficial Ownership on the Corporation's status as a REIT.

            F. OWNERS REQUIRED TO PROVIDE INFORMATION. Prior to the Restriction Termination Date:

                  (1) Every Beneficial or Constructive Owner of more than 5.0 percent, or such lower percentages as required pursuant to regulations under the Code or as may be requested by the Board of Directors, of the Value of the outstanding Capital Stock of the Corporation shall annually, no later than January 31 of each calendar year, give written notice to the Corporation stating
(i) the name and address of such Beneficial or Constructive Owner; (ii) the number of shares of Capital Stock Beneficially or Constructively Owned and (iii) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Corporation such additional information as the Corporation, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

                  (2) Each person who is a Beneficial or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial or Constructive Owner promptly shall provide to the Corporation such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit.

            G. REMEDIES NOT LIMITED. Noting contained in this Article VI except Section 5 hereof shall limit scope or application of the provisions of this Section 3, the ability of the Corporation to implement or enforce compliance with the terms thereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit, including, without limitation, refusal to give effect to a transaction on the books of the Corporation.

            H. AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 3, including any definition contained in paragraph A hereof, the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this
Section 3 with respect to any situation based on the facts known to it.

            I. EXCEPTION. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel, or other evidence satisfactory to the Board of Directors, in its sole discretion, in each case to the effect that the restrictions contained in subparagraph 3 and subparagraph 4 of paragraph B of this Section 3 will not be violated, may waive, in whole or in part, the application of the Ownership Limit with respect to any Person. In connection with any exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation's status as a REIT.

            J.   LIMITATIONS ON MODIFICATIONS.

                  (1) The Ownership Limit may not be increased (nor may any additional ownership limitations be created) if, after giving effect to such increase or creation, the Corporation would be "closely held" within the meaning of Section 856(h) of the Code (assuming ownership of shares of Capital Stock by all Persons equal to the greater of the Beneficial Ownership of Capital Stock by such Person or the Ownership Limit).

                  (2) Prior to any modification of the Ownership Limit, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent in order to determine or ensure the Corporation's status a REIT.

            K. LEGEND. Each certificate for shares of Capital Stock shall bear substantially the following legend:

                  "The securities represented by this certificate are subject to restrictions on transfer for the purpose of maintenance of the Corporation's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (i) Beneficially or Constructively Own shares of Capital Stock in excess of 9.8 percent of the Value of the outstanding shares of Capital Stock of the Corporation; or (ii) Beneficially Own Capital Stock which would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise would cause the Corporation to fail to qualify as a REIT. Any Person who attempts or proposes to Beneficially or Constructively Own shares of Capital Stock in excess of the above limitations must notify the Corporation in writing at least fifteen (15) days prior to the proposed or attempted transfer. If the transfer restrictions referred to herein are violated, the shares of Capital Stock represented hereby automatically will be exchanged for shares of Excess Stock and will be held in trust by the Corporation, all as provided in the Charter of the Corporation. All capitalized terms in this legend have the meanings identified in the Corporation's Charter, as the same may be amended or restated from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests."

      SECTION 4.  EXCESS STOCK.

            A. OWNERSHIP IN TRUST. Upon any purported Transfer, change in the capital structure of the Corporation or other purported change in Beneficial Ownership that results in Excess Stock pursuant to paragraph C of Section 3 of this Article VI, such Excess Stock shall be deemed to have been transferred to the Corporation as Trustee of a Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to paragraph E of this Section 4. Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee shall have no rights in such Excess Stock except the right to designate a transferee of such Excess Stock upon the terms specified in paragraph E of this Section 4. The Purported Beneficial Transferee shall have no rights in such Excess Stock except as provided in paragraph C of this Section 4.

            B. DIVIDEND RIGHTS. Excess Stock shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been exchanged for Excess Stock shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid at the time of such discovery shall be rescinded as void ab initio with respect to such shares of Excess Stock.

            C.   RIGHTS UPON LIQUIDATION.

                  (1) Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Corporation, each holder of shares of Excess Stock resulting from the exchange of Preferred Stock of any specified series shall be entitled to receive, ratably with each other holder of shares of Excess Stock resulting from the exchange of shares of Preferred Stock of such series and each holder of shares of Preferred Stock of such series, such accrued and unpaid dividends, liquidation preferences and other preferential payments, if any, as are due to holders of shares of Preferred Stock of such series. In the event that holders of shares of any series of Preferred stock are entitled to participate in the Corporation's distribution of its residual assets, each holder of shares of Excess Stock resulting from the exchange of Preferred Stock of any such series shall be entitled to participate, ratably with (i) each other holder of shares of Excess stock resulting from the exchange of shares of Preferred Stock of all series entitled to so participate; (ii) each holder of shares of Preferred Stock of all series entitled to so participate; and (iii) each holder of shares of Common Stock and Excess Stock resulting from the exchange of shares of Common Stock (to the extent permitted by paragraph C of Section 3 of Article VI hereof), that portion of the aggregate assets available for distribution (determined in accordance with applicable law) as the number of shares of such Excess Stock held by such holder bears to the total number of (i) outstanding shares of Excess Stock resulting from the exchange of Preferred Stock of all series entitled to so participate; (ii) outstanding shares of Preferred Stock of all series entitled to so participate; and (iii) outstanding shares of Common Stock and shares of Excess Stock resulting from the exchange of shares of Common Stock. The Corporation, as holder of the Excess Stock in trust, or, if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when determined, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation. Anything to the contrary herein notwithstanding, in no event shall the amount payable to a holder with respect to shares of Excess Stock resulting from the exchange of shares of Preferred Stock exceed (i) the price per share such holder paid for the Preferred Stock in the purported Transfer that resulted in the Excess Stock or (ii) if the holder did not give full value for such Excess Stock (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the shares of Preferred Stock on the date of the purported Transfer that resulted in such Excess Stock. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of shares of Preferred Stock and other holders of Excess Stock resulting from the exchange of Preferred Stock to the extent permitted by the foregoing limitations.

                     (2) Except as provided below, in the event of any voluntary of involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Corporation, each holder of shares of Excess Stock resulting from the exchange of Common Stock shall be entitled to receive, ratably with (i) each other holder of shares of such Excess Stock and (ii) each holder of Common Stock, that portion of the aggregate assets available for distribution to holders of shares of Common Stock (including holders of Excess Stock resulting from the exchange of Common Stock pursuant to paragraph C of
Section 3 of Article VI hereof), determined in accordance with applicable law, as the number of shares of such Excess Stock held by such holder bears to the total number of shares of outstanding Common Stock and outstanding Excess Stock resulting from the exchange of Common Stock then outstanding. The Corporation, as holder of the Excess Stock in trust, or, if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when determined, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder with respect to shares of Excess Stock exceed (i) the price per share such holder paid for the Common Stock in the purported Transfer that resulted in the Excess Stock or (ii) if the holder did not give full value for such Excess Stock (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the shares of Common Stock on the date of the purported Transfer that resulted in such Excess Stock. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of shares of Common Stock and other holders of Excess Stock resulting from the exchange of Common Stock to the extent permitted by the foregoing limitations.

            D. VOTING RIGHTS. The holders of shares of Excess Stock shall not be entitled to vote on any matters (except as required by MGCL).

            E.   RESTRICTIONS ON TRANSFER; DESIGNATION OF BENEFICIARY.

                  (1) Excess Stock shall not be transferable. The Purported Record Transferee may freely designate a Beneficiary of its interest in the Trust (representing the number of shares of Excess Stock held by the Trust attributable to a purported Transfer that resulted in the Excess Stock, if (i) the shares of Excess Stock held in the Trust would not be Excess Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Stock that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Capital Stock in the purported Transfer that resulted in the Excess Stock or (y) if the Purported Beneficial Transferee did not give value for such shares of Excess Stock (as through a gift, device or other event or transaction), a price per share equal to the Market Price for the shares of Capital Stock on the date of the purported Transfer that resulted in the Excess Stock . Upon such transfer of an interest in the Trust, the corresponding shares of Excess Stock in the Trust automatically shall be exchanged for an equal number of shares of Capital Stock and such shares of Capital Stock shall be transferred of record to the Beneficiary of the interest in the Trust designated by the Purported Record Transferee, as described above, if such Capital Stock would not be Excess Stock in the hands of such Beneficiary. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under paragraph F of this Section 4.

                  (2) Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Trust that exceeds the amounts allowable under subparagraph (1) of this paragraph E, such Purported Beneficial Transferee shall pay, or cause the Beneficiary of the interest in the Trust to pay, such excess to the Corporation.

                  (3) If any of the transfer restrictions set forth in this paragraph E, or any application thereof, is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Excess Stock as to which such restrictions would, by their terms, apply, and to hold such Excess Stock on behalf of the Corporation.

            F. PURCHASE RIGHT IN EXCESS STOCK. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price of the Capital Stock exchanged for such Excess Stock on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the purported Transfer, change in capital structure of the Corporation or purported change in Beneficial Ownership which resulted in such Excess Stock and (ii) the date on which the Board of Directors determines in good faith that a Transfer, change in capital structure of the Corporation or purported change in Beneficial Ownership resulting in Excess Stock has occurred, if the Corporation does not receive a notice pursuant to paragraph E of Section 3 of this Article VI, but in no event later than a permitted Transfer pursuant to and in compliance with the terms of paragraph E of this Section 4.

            G. REMEDIES NOT LIMITED. Nothing contained in this Article VI except Section 5 hereof shall limit scope or application of the provisions of this Section 4, the ability of the Corporation to implement or enforce compliance with the terms thereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit, including, without limitation, refusal to give effect to a transaction on the books of the Corporation.

      SECTION 5.  SETTLEMENTS.

      Nothing in Sections 3 and 4 of this Article VI shall preclude the settlement of any transaction with respect to the Capital Stock entered into through the facilities of the New York Stock Exchange or other national securities exchange on which the Capital Stock is listed.

      SECTION 6.     SEVERABILITY.

      If any provision of this Article VI or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remainder of this Article VI shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.